UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2005

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, NRG Energy, Inc., or NRG, commenced a tender offer and consent solicitation for any and all outstanding $1,080,412,000 aggregate principal amount of its 8% second priority senior secured notes due 2013 (CUSIP No. 629377AS1), or the Notes, on the terms and subject to the conditions set forth in NRG’s Offer to Purchase and Consent Solicitation Statement dated December 15, 2005 relating to the Notes. Upon the expiration of the consent solicitation at 5:00 p.m., New York City time, on December 29, 2005, or the Consent Date, NRG had received tenders and related consents from the holders of at least a majority of the aggregate principal amount of outstanding Notes. On December 30, 2005, NRG, the subsidiary guarantors named therein and Law Debenture Trust Company of New York, or the Trustee, executed a supplemental indenture, or the Supplemental Indenture, to the indenture, dated December 23, 2003, among NRG, the subsidiary guarantors named therein and the Trustee, relating to the Notes.

The Supplemental Indenture (1) amends the indenture to eliminate substantially all of the restrictive covenants and events of default and related provisions in the indenture and (2) waives the application of the restrictive covenants in the indenture to allow a portion of the funds to be raised in connection with NRG’s pending acquisition of Texas Genco LLC to be held in escrow pending the closing of that acquisition. The amendments set forth in the Supplemental Indenture will not become operative until payment for all validly tendered Notes is made by NRG, but the waiver became effective immediately upon execution of the Supplemental Indenture.

Consummation of the tender offer is conditioned upon the satisfaction of certain conditions, including (1) NRG having obtained funds sufficient to pay the consideration, costs and expenses of the tender offer and consent solicitation from the financing transactions related to the pending acquisition of Texas Genco LLC, (2) the consummation of the pending acquisition of Texas Genco LLC, and (3) certain other customary conditions. There can be no assurance that any of such conditions will be met. A copy of the Supplemental Indenture is filed herewith as Exhibit 10.1.

Item 8.01 Other Events.

On December 29, 2005, NRG issued a press release announcing the receipt of the requisite consents to amend the indenture under which the Notes were issued, pursuant to the terms of the tender offer and consent solicitation for the Notes. As of the Consent Date, NRG had received valid tenders and consents from holders of approximately $1,078 million in aggregate principal amount of Notes, representing approximately 99.78% of the outstanding Notes. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number - Description
10.1 - Supplemental Indenture, dated December 30, 2005, among NRG Energy, Inc., the subsidiary guarantors named on Schedule A thereto and Law Debenture Trust Company of New York, as trustee.
99.1 - Press Release, dated December 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

January 4, 2006	By:	/s/ Timothy W. J. O'Brien

Name: Timothy W. J. O'Brien
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Supplemental Indenture, dated December 30, 2005, among NRG Energy, Inc., the subsidiary guarantors named on Schedule A thereto and Law Debenture Trust Company of New York, as trustee
99.1	Press Release, dated December 29, 2005